U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2011

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 18, 2011, Private Media Group, Inc. (the “Company”) received a letter (“Letter”) from The NASDAQ Stock Market stating that because the Company failed to file its Form 10-K for the period ended December 31, 2010 (the “Filing”), on or before its due date, April 15, 2011, it is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) (the “Rule”), which requires that a listed company timely file periodic financial reports with the U.S. Securities and Exchange Commission as a condition to continued listing of its securities. The Letter has no immediate effect on the listing of the Company’s Common Stock.

Under the NASDAQ Listing Rules the Company has until June 17, 2011, to submit a plan to regain compliance with the Rule (the “Plan”). If the Plan is accepted by NASDAQ, it has the authority to grant an exception to the Rule for up to 180 calendar days from the Filing’s due date, or until October 12, 2011, to regain compliance with the Rule by filing any past due periodic filings with the SEC. In determining whether to accept the Plan, NASDAQ will consider such things as the likelihood that the Filing, along with any subsequent periodic filing that becomes due, can be made within the 180 day period, the Company’s past compliance history, the reasons for the late Filing, other corporate events that may occur within our review period, the Company’s overall financial condition and its public disclosures.

The Company is finalizing the Filing and intends to complete its Filing within the next 10 days, and in any event prior to the expiration of the 60 period in which to submit a Plan.

A copy of the press release issued by the Company on April 22, 2011, disclosing receipt of the Letter is included in this report as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

Election Results for 2010 Annual Meeting of Shareholders

As previously reported, the Company held its Annual Meeting of Shareholders on November 18, 2010, in Barcelona, Spain. Two proposals were presented at the Meeting for approval: (1) to elect six directors; and (2) to ratify the appointment of BDO Audiberia S.L. as the Company’s independent registered public accountants for the fiscal year ended December 31, 2010. Following the closing of the polls, the Annual Meeting was continued in order to allow the independent Inspector of Elections to tabulate the votes and issue his final report certifying the results.

On December 16, 2010, the Company received the independent Inspector of Election’s Final Report, which became subject to the review and approval of Elizabeth Gonzalez, Presiding Judge, pursuant to an Order entered by Judge Gonzalez in December 2010, in the previously reported proceeding originally filed by Consipio Holding BV, Ilan Bunimovitz and Tisbury Services Inc against Private Media Group, Inc. and others in Nevada County Court, Clark County, Nevada (Case No. A-10-622802-B) in August 2010.

On January 28, 2011, the Court ordered that an evidentiary hearing be held in June 2011 to determine whether there was sufficient evidence to confirm or modify the Final Report of the Independent Inspector of Elections.

On April 14, 2011, pursuant to a stipulation entered into to by the Company and the plaintiffs, Consipio Holding BV, Ilan Bunimovitz and Tisbury Services Inc., and approved by the Court, the vote regarding the Company proposal to ratify the appointment of BDO Audiberia S.L. as the Company’s independent registered public accountants for the fiscal year ended December 31, 2010, was approved as final. The results regarding the election of six directors remain subject to an evidentiary hearing to be held in June 2011. Following is the final vote regarding the ratification of the selection of the independent registered public accountants.

Proposal No. 2 – Ratify BDO Auditores S.L. as Independent Registered Accounting Firm for the Fiscal Year ending December 31, 2010:

Number of Shares Voted for	Number of Shares Against	Number of Shares Abstained
16,033,432	998	5,740

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit Description

99.1	Press Release dated April 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: April 22, 2011	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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